News Release
For Immediate Release Company Contact: Jack Collins, EVP Finance/Corporate Development Phone: (405) 702-7460
Website: www.qrcp.net

Quest Resource Corp. Announces Amendments to Loan Agreement, Including New Revolving Credit Facility, and NASDAQ Non-Compliance Notice

OKLAHOMA CITY – September 17, 2009 – Quest Resource Corporation (NASDAQ: QRCP) (“QRCP” or the “Company”) today announced it has entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), as the borrower, with Royal Bank of Canada (“RBC”), as administrative agent, collateral agent and lender. The Credit Agreement was amended to, among other things, add a new $8 million revolving credit facility to provide QRCP the liquidity necessary to fund its Marcellus Shale development projects in Appalachia and pay overhead, working capital, and other corporate costs prior to the expected completion of its previously announced recombination with Quest Energy Partners, L.P. (NASDAQ: QELP) (“QELP”) and Quest Midstream Partners, L.P. (“QMLP”) into a new, yet to be named, publicly-traded corporation (which we refer to as “NewGasCo” in this press release). Additional information about the Credit Agreement is provided in a Form 8-K that QRCP filed with the SEC today.

NewGasCo’s strategy will be to create shareholder value through the efficient development of unconventional resource plays, including coalbed methane in the Cherokee Basin of southeast Kansas and northeast Oklahoma and the Marcellus Shale in the Appalachian Basin. NewGasCo will remain focused on reducing operating and overhead costs and anticipates significant first year overhead cost savings, primarily as the result of the simplified structure.

While QRCP continues to work towards completion of the recombination before year-end, it remains subject to the satisfaction of a number of conditions, including, among others, the arrangement of one or more satisfactory credit facilities for NewGasCo, the approval of the transaction by the stockholders of QRCP and the unitholders of QELP and QMLP, and consents from each entity’s existing lenders. There can be no assurance that these conditions will be met or that the recombination will occur.

Berenson & Company is acting as the financial advisor to each Quest entity in restructuring their current debt obligations into a form satisfactory for NewGasCo.

NASDAQ Notice

QRCP also announced that it has received a notice from the staff of The NASDAQ Stock Market, dated September 15, 2009, indicating that, because the Company’s stock has not maintained a minimum bid price of $1 per share for the last 30 consecutive business days, a deficiency exists under NASDAQ Listing Rule 5450(a)(1). However, NASDAQ Listing Rule 5810(c)(3)(A) provides the Company a 180 calendar day grace period to regain compliance. QRCP’s grace period will expire on March 15, 2010. QRCP will automatically regain compliance with NASDAQ rules if, at any time during this grace period the bid price for its shares closes at $1 or more per share for a minimum of ten consecutive business days.

If QRCP has not regained compliance by the end of this grace period it will receive a written notification that its securities are subject to delisting, a determination it can choose to appeal to NASDAQ Hearing’s Panel. Alternatively, the Company may be granted an additional grace period if it meets the initial listing standards of The NASDAQ Capital Market, with the exception of bid price. If the Company uses this alternative, it will need to submit an application to transfer its securities to The NASDAQ Capital Market. In the event recombination occurs, and the stock of NewGasCo closes at $1 or more per share for a minimum of ten consecutive business days, the deficiency will be cured.

About Quest Resource Corporation, Quest Energy Partners, Quest Midstream Partners, and NewGasCo

Quest Resource Corporation is a fully integrated E&P company that owns: producing properties and acreage in the Appalachian Basin of the northeastern United States; 100% of the general partner and a 55.9% limited partner interest in Quest Energy Partners, L.P., including subordinated units; and 85% of the general partner and a 36.4% of the limited partner interests in the form of subordinated units in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net and the Quest Midstream Partners website at www.qmlp.net. Quest Resource routinely posts important information in the “Investors” section of its website.

Quest Energy Partners, L.P. was formed by QRCP to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. QELP owns more than 2,400 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. QELP also owns natural gas and oil producing wells in the Appalachian Basin of the northeastern United States and in Seminole County, Oklahoma. For more information, visit the Quest Energy Partners website at www.qelp.net. QELP routinely posts important information in the “Investors” section of its website.

Quest Midstream Partners, L.P. was formed by QRCP to acquire and develop transmission and gathering assets in the midstream natural gas and oil industry. QMLP owns more than 2,000 miles of natural gas gathering pipelines and over 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit the Quest Midstream Partners website at www.qmlp.net.

NewGasCo will hold the assets currently owned by QRCP, QELP, and QMLP and will operate with a more streamlined corporate structure.

Additional information

In connection with the proposed recombination, a registration statement of NewGasCo, which will include a joint proxy statement of QRCP and QELP, and other materials, will be filed with the Securities and Exchange Commission. INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED RECOMBINATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEWGASCO, QRCP, QELP, QMLP AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of the registration statement and the joint proxy statement/prospectus when they are available and other documents containing information about NewGasCo QRCP, QMLP and QELP, without charge, at the SEC’s web site at www.sec.gov, QRCP’s web site at www.qrcp.net, and QELP’s web site at www.qelp.net. Copies of the registration statement and the joint proxy statement/prospectus may also be obtained for free by directing a request to Quest Resource Corporation, Quest Energy Partners, L.P. or Quest Midstream Partners, L.P. at 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102; Attn: Jack Collins, Telephone: (405) 600-7704.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

QRCP and its directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders and unitholders in respect of the recombination. Information about these persons can be found in QRCP’s annual report on Form 10-K/A for the year ended December 31, 2008 as filed with the SEC on July 29, 2009. Additional information about the interests of such persons in the solicitation of proxies in respect of the recombination will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement, including anticipated benefits and other aspects of the proposed recombination are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although QRCP believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to be correct. In particular, the forward-looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the conditions to the recombination discussed in this press release, the possibility that the anticipated benefits from the proposed recombination cannot by fully realized, the ongoing worldwide crisis in the capital markets, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by QRCP . These risks, and other risks are detailed in QRCP's filings with the Securities and Exchange Commission, including risk factors listed in QRCP's latest annual report on Form 10-K/A and other filings with the SEC. You can find QRCP's filings with the SEC at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, QRCP undertakes no obligation to update these statements for revisions or changes after the date of this release.

###